UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14 (a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




Filed by the Registrant  |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|X|    Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|_|    Definitive Proxy Statement

|_|    Definitive Additional Materials

|_|    Soliciting Material Pursuant to Section 240.14a-11 (c) or
       Section 240.14a-12


                         RAVEN MOON ENTERTAINMENT, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


Payment of Filing Fee (Check the appropriate box):

|X|    No fee required.

|_|    Fee computed per Exchange Act Rules 14a-6 (i) (1) and 0-11.

|_|    Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                         RAVEN MOON ENTERTAINMENT, INC.






                              2004 PROXY STATEMENT



                        Annual Meeting of Shareholders of
                 Raven Moon Entertainment, Inc. will be held at:




                           Renaissance Orlando Resort
                              6677 Sea Harbor Drive
                             Orlando, FL 32821-8092



                               on August 12, 2004






     Whether or not you expect to attend in person, we urge you to vote your shares by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote your shares by mail. Submitting your proxy now will not prevent you from voting your stock at the meeting if you desire to do so, as your vote by proxy is revocable at your option.

                         RAVEN MOON ENTERTAINMENT, INC.
                      120 International Parkway, Suite 220
                             Heathrow, Florida 32746


Dear Fellow Stockholder:

     You are cordially invited to attend the 2004 Annual Meeting of the Stockholders of Raven Moon Entertainment, Inc. to be held at Renaissance Orlando Resort, 6677 Sea Harbor Drive, Orlando, FL 32821-8092 on August 12. 2004 at 10:00 a.m. local time. We are pleased to enclose the notice of our 2004 Annual Stockholders' meeting, together with the attached Proxy Statement, a proxy card and an envelope for returning the proxy card. Also enclosed is Raven Moon Entertainment, Inc.'s 2003 Annual Report to Stockholders.

     Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy. If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.

     Please carefully review the Proxy Statement and then complete, date and sign your Proxy and return it promptly. If you attend the meeting and decide to vote in person, you may withdraw your Proxy at the meeting.

     If you have any questions or need assistance on how to vote your shares, please call Joseph DiFrancesco, President at (407) 304-4764.

Sincerely,


/s/  Joseph DiFrancesco
-----------------------------
     Joseph DiFrancesco
     President

May 25, 2004

                         RAVEN MOON ENTERTAINMENT, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
         TO THE OWNERS OF COMMON STOCK OF RAVEN MOON ENTERTAINMENT, INC.


To Fellow Stockholders:


     The Annual Meeting of the Shareholders of Raven Moon Entertainment, Inc. (the "Company") will be held at Renaissance Orlando Resort, 6677 Sea Harbor Drive, Orlando, FL 32821-8092, on August 12, 2004, at 10:00 a.m. local time. The purposes of the meeting are:

     1.   The election of five directors for the one-year term ending in 2005;
          and

     2. The amendment the Articles of Incorporation to Authorize the issuance of up to 400,000,000 shares of common stock.

     The Board of Directors set May 25, 2004 as the record date for the meeting. This means that owners of Common Stock at the close of business on that date are entitled to:

     1.   receive notice of the meeting, and

     2. vote at the meeting and any adjournments or postponements of the meeting.

     We will make available a list of shareholders as of the close of business on May 25, 2004, for inspection during normal business hours from May 25, 2004 through June 30, 2004, at the offices of Raven Moon Entertainment, Inc. located at 120 International Parkway, Suite 220 Heathrow, Florida 32746, Orlando, Florida 32826. This list also will be available at the meeting.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. I look forward to greeting as many of our shareholders as possible.

By Order of the Board of Directors


/s/  Joseph DiFrancesco
-----------------------------
     Joseph DiFrancesco
     President


Orlando, Florida
May 25, 2004


     The enclosed proxy is being solicited on behalf of the Board of Directors of Raven Moon Entertainment, Inc. See our question and answer section for information about voting, how to revoke a proxy, and how to vote shares in person.

     We urge each shareholder to promptly sign and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

                         RAVEN MOON ENTERTAINMENT, INC.
                      120 International Parkway, Suite 220
                             Heathrow, Florida 32746





                                 PROXY STATEMENT


                         Annual Meeting of Shareholders
                           To Be Held August 12, 2004
                              --------------------



         This Proxy Statement, which was first mailed to shareholders on or about June 1, 2004, is furnished in connection with the solicitation of proxies by the Board of Directors of Raven Moon Entertainment, Inc. (the "Company"), to be voted at the annual meeting of the shareholders of the Company, which will be held at 10:00 a.m. on August 12, 2004, at the Renaissance Orlando Resort, 6677 Sea Harbor Drive, Orlando, FL 32821-8092, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

         Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to the Secretary of the Company at or prior to the annual meeting or by executing another proxy dated as of a later date. The Company will pay the cost of solicitation of proxies.

         The mailing address of our principal executive office is120 International Parkway, Suite 220, Heathrow, Florida 32746. We are first sending the proxy materials to shareholders on or about June 1, 2004.

         All properly executed written proxies that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting.

Record Date

         Only owners of records of shares of Common Stock at the close of business on May 25, 2004 are entitled to vote at the Annual Meeting, or at adjournments or postponements of the meeting. Each owner of record is entitled to one vote for each share of Common Stock held. As of the close of business on May 25, 2004, there were approximately 109,967,487 shares of Common Stock issued and outstanding. Abstentions and broker non-votes are counted for the purpose of determining whether a quorum is present at the Annual Meeting. For the purposes of determining whether a proposal has received a majority vote, abstentions will not be included in the vote totals with the result that an abstention will have no effect on the vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (the broker non-votes), those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

         The Company's Annual Report to Shareholders accompanies this Proxy Statement.

Proxies; Revocability of Proxies

         All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. Raven Moon does not currently anticipate that any other matters will be raised at the Annual Meeting.

         A shareholder may revoke any proxy given pursuant to this solicitation at any time before it is voted by delivering to Raven Moon's Corporate Secretary a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy, or by attending the Annual Meeting and voting in person.

Voting and Solicitation

         Each shareholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of directors.

         The cost of soliciting proxies will be borne by Raven Moon. Raven Moon may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of Raven Moon's directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

Quorum; Abstentions; Broker Non-Votes

         The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Raven Moon intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, but to exclude abstentions and broker non-votes from the calculation of shares entitled to vote.

Deadline for Receipt of Shareholder Proposals

         Any proposal of a shareholder of Raven Moon which is intended to be presented by such shareholder at Raven Moon's Annual Meeting of Shareholders in 2005 must be received by Raven Moon no later than December 31, 2004 in order for such proposal to be considered for inclusion in Raven Moon's proxy statement and form of proxy relating to such meeting.

         The attached proxy card grants the persons named as proxies discretionary authority to vote on any matter raised at the Annual Meeting that is not included in this Proxy Statement. If a shareholder intends to present a proposal at Raven Moon's Annual Meeting of Shareholders in 2005, and the shareholder does not give appropriate notice to Raven Moon on or before December 31, 2004, the persons named as proxies may use their discretionary voting authority to vote on the proposal.


The Company's Annual Report to Shareholders accompanies this Proxy Statement.

                           QUESTIONS AND ANSWERS ABOUT
                             THE MEETING AND VOTING

1.       What is a proxy?

         It is your legal designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. The Business Law Group has been designated as independent counters of proxies for the 2004 Annual Meeting of Shareholders.

2.       What is a proxy statement?

         It is a document the Securities and Exchange Commission ("SEC") regulations require us to give you when we ask you to sign a proxy card designating The Business Law Group as proxy to vote on your behalf.

3. What is the difference between a shareowner of record and a shareowner who holds stock in street name?

        If your shares are registered in your name, you are a shareowner of record. If your shares are in the name of your broker or bank, your shares are held in street name.

4. How do you get an admission card to attend the meeting?

         If you are a shareowner of record, your admission card is attached to your proxy card. You will need to bring it with you to the meeting.

         If you own shares in street name, you will need to ask your broker or bank for an admission card in the form of a legal proxy. You will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy.

5.       What different methods can you use to vote?

         (a) In Writing. - All shareowners can vote by written proxy card.

         (b) In Person. - All shareowners may vote in person at the meeting (unless they are street name holders without a legal proxy, as described in question 4).

6.       What is the record date and what does it mean?

         The record date for the 2004 Annual Meeting of Shareholders is May 25, 2004. The record date is established by the Board of Directors as required by Florida law. Owners of Common Stock at the close of business on the record date are entitled:

         (a) to receive notice of the meeting, and

         (b) to vote at the meeting and any adjournments or postponements of the meeting.

7.       How can you revoke a proxy?

         A shareowner can revoke a proxy by any one of the following three actions:

         (a) giving written notice to the Secretary of the Company,

         (b) delivering a later dated proxy, or

         (c) voting in person at the meeting.


8.       Are votes confidential? Who counts the votes?

         We will continue our long-standing practice of holding the votes of all share owners in confidence from Directors, Officers and employees except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a share owner makes a written comment on the proxy card or otherwise communicates his/her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote. We also will retain our independent auditing CPA to receive and tabulate the proxies and to certify the results of the elections.

9. What are your voting choices when voting for Director nominees, and what vote is needed to elect Directors?

         In voting on the election of Director nominees, shareholders may vote in one of the following ways:

         (a) in favor of all nominees,

         (b) withhold votes as to all nominees, or

         (c) withhold votes as to specific nominees.

Directors will be elected by a majority.

The Board recommends a vote "FOR" each of the nominees.

10. What if a shareowner does not specify a choice for a matter when returning a proxy?

         Shareowners should specify their choice for each matter on the enclosed form of proxy. If no instructions are given, proxies which are signed and returned will be voted FOR

11.      How are abstentions and broker non-votes counted?

         Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS


     The Members of our Board of Directors are elected on an annual basis for one-year terms. The stockholders will vote at this Annual Meeting for the election of five directors for the one-year term expiring at the Annual Meeting of Stockholders in 2005. Joseph DiFrancesco and Bernadette DiFrancesco have been nominated to stand for re-election for a one-year term ending in 2005. Stephen Chrystie, Norman P. Weinstock and Anthony Arcari will not be standing for re-election. Three new persons have been nominated for the three vacant board seats: Robert J. McCarthy, Larry Oakley and Janice K. Battenburg. Each elected nominee will hold office until our 2005 annual meeting and until his or her successor is elected and qualified.

     We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling for good cause to serve for any reason, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of Directors.


     The Board of Directors recommends a vote FOR the election of Joseph DiFrancesco, Bernadette DiFrancesco, Robert J. McCarthy, Larry Oakley and Janice
K. Battenburg as Directors.


Nominees for Director for the Term Expiring in 2005:

Joey DiFrancesco has served as a director and the President of the Company since November 1999. Mr. DiFrancesco has been a producer and director of children's television programs for more than 20 years. Prior to that, he was employed in the music publishing and record production business in New York City with Laurie Records, RCA, Columbia/Sony and MCA. From 1994 to November 1997, Mr. DiFrancesco served as the president and a director of St. Anthony's Entertainment, Inc., an entertainment company he founded. From January 1997 to January 1999, Mr. DiFrancesco served as president and a director of International Resorts and Entertainment, Inc., a Florida corporation in the vacation club business. This company was merged into Raven Moon in December 1998. Mr. DiFrancesco has been self-employed in the fields of television, audio and video programming for more than the past ten years. From November 1999 to date, Mr. DiFrancesco has served as President of Raven Moon Entertainment, Inc., a Florida corporation in the entertainment industry. Mr. DiFrancesco also serves as director of this company.

Bernadette DiFrancesco has served as Vice President and a director of the Company since November of 1999. Mrs. DiFrancesco has been self-employed for more than 20 years during which time she and Mr. DiFrancesco have produced television programs, developed the "Praise-R-cise" alternative to aerobic dancing, and produced 26 half hour episodes of "Curly's Kids" with former Harlem Globetrotter star Curly Neil, among other ventures. She has been actively involved in development of all of our present intellectual properties above. From January 1994 to January 1997, Mrs. DiFrancesco served as vice president of St. Anthony's Entertainment, Inc., a Florida corporation in the entertainment business. From January 1997 to January 1999, Mrs. DiFrancesco served as vice president of International Resorts and Entertainment, Inc., a vacation club company that merged into Raven Moon Entertainment, Inc. in December 1998.

Robert J. McCarthy is the President and Chief Executive Officer of Children's Rights Foundation, Inc., a non-profit, tax-exempt charity he founded in 1990, providing services in the field of child abuse prevention. From 1988 to 1991, Mr. McCarthy served as Executive Director of the Ursula Sunshine Child Abuse Prevention Organization. Between 1988 and 1993, Mr. McCarthy worked in commercial sales with NASCO, Inc., where he was consistently ranked among the top performers. Mr. McCarthy holds a Bachelor of Science degree form Springfield College, MA. In 1997, Mr. McCarthy was ordained a priest in the Order of Melchizedek.

Larry Oakley, a featured speaker at numerous international investment conferences, created www.WallStreetCorner.com in 1998 with his wife Rosanne as the new editorial venue for his Conservative Speculator newsletter. Investors in 65 countries now regularly read Conservative Speculator, his editorial columns, & the Special Situation profiles. From 1984 to 1998 Mr. Oakley served as CEO of Guidera Communication Corp., a broker relations firm. He is a member of Raven Moon's Board of Advisors and his knowledge in accounting qualifies him according to Sarbane-Oxley as a candidate for the position of Chairman of the Finance Committee. Mr. Oakley holds a degree in Mechanical Engineering from George Washington University and management and accounting degree from College of the City of New York.

Janice K. Battenberg, Ed.D. is an Educational Psychologist and Business and Educational Consultant. Dr. Battenberg has a full range of experiences within the public and private corporate and educational industries. A few of her activities include: Executive Director of a not-for-profit private school (Academy Plus), fifteen years as manager of the Learning Support Center for St. Vincent Hospital and Stress Center, private practice, past university instructor, creator of touch sensitive and audible computer software for preschool through adults, and recipient of the Sagamore of the Wabash (Indiana's highest honor awarded by Indiana Governors). From 1968 to 1981, Dr. Battenberg held several teaching, administrative and consulting positions within the Indiana Public School System. From 1982 to present, Dr. Battenberg served in several senior management positions with a number of entities active in the field of education, learning and development. She has been on the Board of Advisors of Raven Moon Entertainment, Inc. for the past three years and has published a report on how the "Gina D's Kids Club" television programs meet FCC requirements. At the request of the Executive Producers she also has been instrumental this past year in reviewing and evaluating all new scripts prior to production so that they meet educational requirements and guidelines mandated by the FCC for children's programming. She has also broken ground with educators in China to have the "Gina D's Kids Club" videos and DVD's distributed to schools and other outlets and is planning a trip to meet with representatives in October 2004. Dr. Battenberg holds Bachelor degree in Psychology and Master degree in Education from Butler University and a doctorate in Special Education and Educational Psychology from Ball State University.

Information about Committees of the Board and Meetings

     The Board of Directors met two times during the 2003 fiscal year, and took action by written consent numerous times. The Board of Directors has an audit committee consisting of Stephen Chrystie, Norman P. Weinstock and Anthony Arcari.

The Audit Committee is responsible for recommending the appointment of independent accountants; reviewing the arrangements for and scope of the audit by independent accountants; reviewing the independence of the independent accountants; considering the adequacy of the system of internal accounting controls and reviewing any proposed corrective actions; discussing with management and the independent accountants the Company's draft annual financial statements and key accounting and/or reporting matters; and reviewing the terms of potential acquisitions. In 2003, the Audit Committee met two times. A new audit committee will be elected at the next Board meeting after the Annual meeting in July.

Director Compensation

     Our directors receive $25,000 per year for their services as directors. The directors may elect to take their compensation in either cash, stock, or units in our wholly owned subsidiaries. Our policy is to reimburse non-employee directors for expenses actually incurred in connection with attending meetings of our board of directors.

Required Vote

     The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors.

Recommendation

     The Board of Directors recommends that the Shareholders vote "for" the election of the nominees listed above.




                                 PROPOSAL NO. 2

                     Amendment to Articles of Incorporation
          to Authorize the issuance of up to 400,000,000 common shares

General

     Management believes that the increased number of authorized but unissued shares of Common Stock will provide the Company with an adequate supply of authorized but unissued shares of Common Stock to issue a stock dividend as well as for general corporate needs including obtaining additional financing, possible stock dividends, exercise of stock options, exercise of outstanding common stock purchase warrants, employee incentive and benefit plans or consummation of acquisitions at times when the Board, in its discretion, deems it advantageous to do so.

     All shares of Common Stock are equal to each other with respect to voting, liquidation, dividend and other rights. Owners of shares of Common Stock are entitled to one vote for each share they own at any Shareholders' meeting. Holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to Shareholders. There are no conversion, preemptive or other subscription rights or privileges with respect to any shares. Although the Board of Directors would authorize the issuance of additional shares of Common Stock based on its judgment as to the best interests of the Company and its Shareholders, the issuance of authorized shares of Common Stock could have the effect of diluting the voting power and book value per share of the outstanding Common Stock.

     Authorized shares of Common Stock in excess of those shares outstanding will be available for general corporate purposes, may be privately placed and could be used to make a change in control of the Company more difficult. Under certain circumstances, the Board of Directors could create impediments to, or frustrate, persons seeking to effect a takeover or transfer in control of the Company by causing such shares to be issued to a holder or holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its shareholders, but in which unaffiliated shareholders may wish to participate. In this connection, the Board of Directors could issue authorized shares of Common Stock to a holder or holders which, when voted together with the shares held by members of the Board of Directors and the executive officers and their families, could prevent the majority shareholder vote required by the Company's Articles of Incorporation to effect certain matters.

     Furthermore, the existence of such shares might have the effect of discouraging any attempt by a person, through the acquisition of a substantial number of shares of Common Stock, to acquire control of the Company, since the issuance of such shares should dilute the Company's book value per share and the Common Stock ownership of such person. This may be beneficial to management in a hostile tender offer, thus having an adverse impact on shareholders who may want to participate in such tender offer.

     The additional authorized Common Stock would be available for issuance in the future for such corporate purposes as the Board of Directors deems advisable from time to time without the delay and expense incident to obtaining shareholder approval, unless such action is required by applicable law or by the rules of the National Association of Securities Dealers, Inc., or of any stock exchange upon which the Company's shares may then be listed.

Potential Dilutive Effect

Although the Board of Directors would authorize the issuance of additional shares of Common Stock based on its judgment as to the best interests of the Company and its Shareholders, the issuance of authorized shares of Common Stock could have the effect of diluting the voting power and book value per share of the outstanding Common Stock.

Potential Anti-Takeover Effect.

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of Raven Moon with another company), the reverse stock split was not affected in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of Raven Moon, nor is it part of a plan by management to recommend a series of similar actions to our board of directors and stockholders. Our board of directors does not currently contemplate recommending the adoption of any other amendments to our Amended Certificate that could be construed to affect the ability of third parties to take over or change control of Raven Moon.

Proposal

     To afford the Company sufficient shares for further capital funding and expansion, the Board of Directors adopted on March 5, 2004, subject to shareholder approval, an amendment to the Company's Articles of Incorporation to:

     1. Increase the number of authorized shares of common stock to 400,000,000, par value $.0001 per share.

     The text of this amendment is as follows:


                                   ARTICLE IV
                                  Capital Stock

     The aggregate number of shares of capital stock that this corporation shall be authorized to have outstanding at any one time shall be Four Hundred Million (400,000,000) shares of common stock at $.0001 par value per share and five (5,000,000) million shares of preferred stock at $.0001 par value per share. Each share of issued and outstanding common stock shall entitle the holder thereof to participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to the common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

     This amendment will become effective upon approval by the shareholders and the subsequent filing of the amendment with the Florida Secretary of State's office.

Recommendation

     The Board of Directors recommends that Shareholders vote "for" the amendment to its Articles of Incorporation.


                  Ownership of Equity Securities in the Company


     The following table sets forth information known to the company with respect to beneficial ownership of our common stock as of December 31, 2003. The table lists: (i) each stockholder known by us to be the beneficial owner of more than five percent (5%) of our common stock, (ii) each director, (iii) each executive officer, and (iv) all of our directors and executive officer(s) as a group. Except as noted, each of the persons named in the table has sole voting and investment power with respect to common stock beneficially owned by such person.



     ------------------------------------ --------------------- ----------------

     Name and Address of Beneficial Owner   Number of Shares      % Ownership

     ------------------------------------ --------------------- ----------------

     Joseph & Bernadette DiFrancesco(1)
     2221 Springs Landing Blvd.                13,631,163            12.5
     Longwood, FL 32779
     ------------------------------------ --------------------- ----------------

     Stephen Chrystie (2)
     270 N. Cannon Drive                        252,748                *
     Beverly Hills, CA 90210
     ------------------------------------ --------------------- ----------------

     Anthony E. Arcari
     1 Strawberry Lane                          547,004                *
     N. Reading, MA 01864
     ------------------------------------ --------------------- ----------------

     Norman Weinstock
     43 Crest Road                              543,456                *
     Framingham, MA 01702
     ------------------------------------ --------------------- ----------------

     All executive officers and                14,974,371            13.7
     directors as a group (1), (2)
     ------------------------------------ --------------------- ----------------

* Less than 1%


Section 16(a) Beneficial Ownership Reporting Compliance

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, our directors and officers, and persons who own more than ten percent of the Company's Common Stock, are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by regulation to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2003, except as set forth below, directors, officers and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

Each of the directors filed their Form 4's during the year 2003; however, these forms were not timely filed.

None of the directors timely filed Form 5 for the year 2003.



          Executive Officers of the Company AND Executive Compensation

     The following table sets forth the annual compensation of persons serving as executive officers of the Company.

--------------------------- ----- ---- --------------------- -------------------
                                                             Other Compensation
Name and Principal Position  Age  Year         Salary              Paid
--------------------------- ----- ---- --------------------- -------------------

Joseph DiFrancesco           61
   President
--------------------------- ----- ---- --------------------- -------------------
                                  2001         265,680
--------------------------- ----- ---- --------------------- -------------------
                                  2002         319,340
--------------------------- ----- ---- --------------------- -------------------
                                  2003         382,579             $58,692
--------------------------- ----- ---- --------------------- -------------------
Bernadette DiFrancesco
   Vice President            59
--------------------------- ----- ---- --------------------- -------------------
                                  2001          88,480
--------------------------- ----- ---- --------------------- -------------------
                                  2002         106,254
--------------------------- ----- ---- --------------------- -------------------
                                  2003         127,526             $58,691
--------------------------- ----- ---- --------------------- -------------------

     The Company leases two automobiles for use by Joey and Bernadette
DiFrancesco. Each lease was recently renewed for a three-year term. One lease is for $832 per month, and the other is for $952 per month.


Option Grants
                                                Individual Grants
--------------------------------------------------------------------------------------------------------------
Name                       Number of
                           Shares           %of Total Options
                           Underlying    Granted to Employees in
                           Options             Fiscal Year           Exercise Price       Expiration Date

 Joey DiFrancesco             400,000              20%                   12.5(cent)           Nov 2012

 Bernadette DiFrancesco       400,000              20%                   12.5(cent)           Nov 2012

 Stephen Chrystie             400,000               0                    12.5(cent)           Nov 2012

 Anthony Arcari               400,000               0                    12.5(cent)           Nov 2012

 Norman Weinstock             400,000               0                    12.5(cent)           Nov 2012
--------------------------------------------------------------------------------------------------------------


                                               Options Exercised

--------------------------------------------------------------------------------------------------------------
   Name
                           Shares                       Number of Shares              Value of Unexercised
                           Acquired                  Underlying Unexercised         In-The-Money Options at
                           On           Value      Options at Fiscal Year End         Fiscal Year End (1)
                           Exercise    Realized     Exercisable/Unexercisable      Exercisable/Unexercisable

 Joey DiFrancesco             0           0                  400,000                           0

 Bernadette DiFrancesco       0           0                  400,000                           0

 Stephen Chrystie             0           0                  400,000                           0

 Anthony Arcari               0           0                  400,000                           0

 Norman Weinstock             0           0                  400,000                           0
--------------------------------------------------------------------------------------------------------------


Compensation of Directors

Our directors receive no cash compensation for their services as directors. Our policy is to reimburse non-employee directors for expenses actually incurred in connection with attending meetings of our board of directors. Directors and executive officers are also eligible for stock and option grants under our stock option plans as determined by our board of directors. Each Director also received, in lieu of Director's liability insurance, an option for 400,000 common shares at the option price of $.125.

In May 2004, each director received $25,000 per year for each of the last 3 years ($75,000 total) for service on the Board during that period, payable in the form of cash and units of JB Toys, LLC.

Employment Agreements

     On June 1, 1997, one of our predecessors, International Resorts and Entertainment Group, Inc., entered into an employment agreement with Joey DiFrancesco, our President. This agreement was amended on November 3, 1998 and again on November 19, 1999. The agreement, as amended, provides that Mr. DiFrancesco is employed as President and Chief Executive Officer for a seven-year term of employment commencing November 16, 1999. The initial yearly salary was $180,000, with 20% increases per year, plus an annual bonus of 3.5% to 10% of that year's annual salary, subject to certain conditions and approval by the Board of Directors. Mr. DiFrancesco has the right and option to renew the agreement for an additional 7-year term. If Mr. DiFrancesco is removed as President or Chief Executive Officer, or his duties diminished without his consent, or if we do not renew the agreement and he does not consent to such nonrenewal, then Mr. DiFrancesco is entitled to receive an amount equal to the full 7 year's salary, if the termination or nonrenewal is without justification, or an amount equal to 50% of the full 7 years' salary payable in four annual installments. As amended on November 19, 1999, the agreement also provides for Mr. DiFrancesco and his wife to receive a "Founders" royalty of 10% of any and all gross entertainment revenues received by the Company in conjunction with any entertainment projects developed and/or produced by the Company during the term of his employment. Such royalty is to be paid to them annually between each November 16th and December 31st in perpetuity. As of December 31, 2003, we owed Mr. DiFrancesco and Ms. DiFrancesco $251,696 in accrued and unpaid combined salaries.

     We entered into an employment agreement with Bernadette DiFrancesco on June 1, 1997, as amended on November 3, 1998, and amended again on November 16, 1999. Mrs. DiFrancesco's agreement is identical in terms to that of Mr. DiFrancesco, except that she is employed as Vice President and Secretary, and her initial annual salary was $60,000. Her salary also is subject to a 20% annual increase. Mrs. DiFrancesco also may be paid an annual bonus of 3.5% to 10% of her annual salary, based on performance over projections and subject to approval by the board of directors. If Mrs. DiFrancesco is removed as Vice President or Secretary, or her duties diminished without her consent, or if we do not renew the agreement and she does not consent to such nonrenewal, then Mrs. DiFrancesco is entitled to receive an amount equal to the full 7 year's salary, if the termination or nonrenewal is without justification, or an amount equal to 50% of the full 7 years' salary payable in four annual installments. As amended on November 19, 1999, the agreement provides for Mrs. DiFrancesco to receive with her husband the "Founders" royalty referenced above. As of December 31, 2003, we owed Mr. DiFrancesco and Ms. DiFrancesco $251,696 in accrued and unpaid combined salaries.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The Audit Committee ("Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed with the independent auditors and with management the audited financial statements included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

         The Company's independent public accountants, Richard L. Brown & Company, P.A. ("Auditor"), are responsible for expression an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles. The committee discussed with Auditor the matters required by Statement of Accounting Standards No. 61.

         In addition, the committee received from and discussed with Auditor the written disclosures and letter from Auditor required by Independence Standards Board Standard No. 1 regarding their independence

         The committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The committee meets with the independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The committee held two such meetings during fiscal year 2003.

         In reliance on the reviewed and discussions referred to above, the committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2003 for filing with the SEC. The committee and the Board have also approved, subject to shareholder ratification, the selection of Auditor as the Company's independent auditors for the year ending December 31, 2003.

         The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                        FEES PAID TO INDEPENDENT AUDITORS

Audit Fees

Audit fees billed to the Company by Richard L. Brown & Company, P.A. ("Brown & Company") for auditing the Company's annual consolidated financial statements for the fiscal year ended December 31, 2003, were $32,250, and for reviewing the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q $13,110.

All Other Fees

All other fees, billed by Brown & Company with respect to the fiscal year ended December 31, 2003 amounted to $3,000.


                 Certain Relationships and Related Transactions

         The Company is affiliated through ownership of shares of the Company's common stock by the following companies: J. & B. DiFrancesco, Inc.; WEE-OOO, LTD.; Beyond the Kingdom, Inc., a company owned by Gina M. Mouery, the daughter of Joey and Bernadette DiFrancesco; T.V. Toys, Inc., a company owned by Joseph
C. DiFrancesco, the son of Joey and Bernadette DiFrancesco; 2221 Music; and Club House Video, Inc.

         During the years ended December 31, 2003 and 2002 the Company purchased
21.8 units and 15 units of Raven Moon Home Video Products, LLC, respectively. These purchases were converted into common stock of Club House Video, Inc. as a result of the spin-off of the former wholly-owned subsidiary.

         The Company paid Gina Mouery, the host and star of the "Gina D's Kids Club Show" and the daughter of Joey DiFrancesco, President and Chief Executive Officer of the Company, $24,000 and $26,000 for the years ended December 31, 2003 and 2002, respectively.

         The Company agreed to pay or reimburse Ms. Mouery $790 a month for a leased car. The Company paid approximately $7,200 for the years ended December 31, 2003 and 2002, which is included in the general and administrative expenses.

         The Company amended an agreement on March 3, 2002 to grant Ms. Mouery options to purchase an additional 120,000 shares of common stock at exercise price of $.50 per share; this option was valued at $102,000.

         On September 16, 2003 the agreement with Gina Mouery was amended to cancel all options and warrants outstanding. This amendment replaces the cancelled agreement with 2,650,000 shares of common stock valued at $482,751. In addition, Gina Mouery was granted 250,000 options for common stock valued at $73,600. The remaining options under the original option agreement, valued at $210,600, were cancelled.

         On May 4, 2004 Gina Mouery entered into a consulting agreement with JB Toys, LLC and Raven Animation, Inc., wholly owned subsidiaries of Raven Moon Entertainment, Inc. The Company agreed to pay her $1,000,000 in stock over the next ten months.

         During the year ended December 31, 2003 Gina Mouery was granted options for 8,792,963 shares of common stock. The fair value of these options was $545,000. During the three months ended March 31, 2004 Gina Mouery was granted options for 19,224,123 shares of common stock. The fair value of these shares was $573,000.

         During the years ended December 31, 2003 and 2002 Gina Mouery exercised 8,832,963 options for $519,669 and 200,000 options for shares of common stock for $100,000, respectively.

         On April 11, 2001, the Company entered into an agreement with Joseph and Bernadette DiFrancesco in exchange for a one-year exclusive option to the program, certain cartoon characters and music publishing rights related to songs written and used in "Gina Ds Kids Club Show" created by Joseph and Bernadette DiFrancesco. The Company was not able to meet its requirements under the option agreement, and the option expired April 11, 2002. On May 17, 2002 the Company made an addendum to the Option Agreement, in exchange for $100,000 note payable to Joseph and Bernadette DiFrancesco and a non-refundable grant of 800,000 shares of common stock, valued at $390,000, and provided that the terms, conditions and payment due in the Agreement dated April 11, 2001 are met and fulfilled by April 11, 2003 the option agreement granted to the Company on April 11, 2001 shall be in force for a period of twenty (20) years.

         On March 5, 2004, the Company's Board of Directors renegotiated a new ten-year agreement with Joey & Bernadette DiFrancesco, the copyright and trademark owners, to be effective beginning January 1, 2004 and ending December 31, 2014. In the agreement, the Company must pay J&B DiFrancesco, in addition to their salaries as officers of the company, a creative license fee of $750,000 or 10% of gross revenues, whichever is greater, each year for ten years. The Company shall own these rights provided that the Company does not file for bankruptcy or is taken over by an unfriendly party.

         In December of 2002 the Company, through its subsidiary JB Toys, LLC, granted to WEE-OOO, LTD, a limited partnership owned by Joseph and Bernadette DiFrancesco, a nonrefundable grant of 100 units of Class B memberships for the rights to reproduce characters of Gina D for sale. The Class B memberships were valued at $52,000. The total value of the Class B memberships in JB Toys, LLC is $92,000 and are all owned by WEE-OOO, LTD.

         On August 10, 2003 JB Toys, LLC entered into a 10 year toy license agreement with Bernadette DiFrancesco for the rights to the "Cuddle Bug." Bernadette Difrancesco is to receive 15% of all gross revenue received by JB Toys, LLC during the term of this agreement and 200 subscription units to JB Toys, LLC.

         On October 10, 2003, the Board of directors issued to WEE-OOO, LTD 400,000 shares of common stock for services rendered.

         On August 14, 2002, the Company entered into a Consulting and Marketing Agreement with David Mouery, the son-in-law of Joey DiFrancesco and husband of Gina Mouery. The Company issued 600,000 shares of common stock and options for 3,600,000 shares common stock to David Mouery. The stock was valued at $195,000 and the options were valued at $369,000.

         On September 16, 2003, the agreement with David Mouery was amended to cancel all options and warrants outstanding. This amendment replaced the cancelled agreement with a grant of 250,000 options for common stock valued at $73,600 and was charged to production expense. The remaining options under the original option agreement, valued at $255,180, were cancelled.

         On May 4, 2004 David Mouery entered into a consulting agreement with JB Toys, LLC and Raven Animation, Inc., wholly owned subsidiaries of Raven Moon Entertainment, Inc. The Company agreed to pay him $120,000 in stock over the next twelve months.

         During the year ended December 31, 2003, David Mouery was granted options for 3,100,124 shares of common stock. The fair value of these options was $388,000.

         During the years ended December 31, 2003 and 2002, David Mouery exercised 3,984,018 options for common stock for $218,130 and 2,716,106 options for shares of common stock for $280,000, respectively.

         The officers and directors were granted the following common stock warrants for a three year term:



Date                     Common Stock Warrants          Exercise Price per Share
----                     ---------------------          ------------------------

April 5, 2000                   300,000                          $1.10

September 1, 2001               600,000                          $ .08


         On May 20, 2002, several of the officers and directors exercised 400,000 warrants at .08 per warrant.

The directors were granted the following common stock options for a ten-year term:


Date                     Common Stock Options           Exercise Price per Share
----                     --------------------           ------------------------

November 29, 2002             2,000,000                          $ .13

These options were valued at $170,000.


         On September 16, 2003, the Board of directors issued $25,000 worth of common stock for each of the last three years (150,000 shares which were eligible for the 2 for 1 stock split) in exchange for surrendering any previously issued options and warrants. These shares were valued at a total of $268,125.

         During the year loans from officers, directors, senior management and related parties are summarized as follows:

                                                        2003             2002
                                                        ----             ----

                  Balance at beginning of year       $  78,000         $264,295
         Increase in loans                             135,500          130,600
                  Payments on loans                   (153,500)        (316,892)
                                                     ---------        ---------
                  Balance at end of period           $  60,000        $ 78,000
                                                     =========        =========


         Interest expense accrued on these loans was approximately $5,200 and $11,000 for the year ended December 31, 2002 and 2001, respectively.

         On September 16, 2002 the Company paid Gina Mouery $22,500 related to the promissory loan balance due to her for a talent agreement. This balance was included in the notes payable to officers and related parties.

         In December of 2002 WEE-OOO, LTD, a limited partnership owned by Joseph and Bernadette DiFrancesco, purchased $40,000 of Class B Units of JB Toys, LLC. In February of 2003 $40,000 of this loan was repaid from gross profits of the LLC.

         In March an additional $51,000 of Class B Member Investment loan was repaid to WEE-OOO, LTD from gross profits of JB Toys, LLC. The final 1,000 was paid in May of 2003.

         Raven Moon Home Video Products, LLC issued a one-time bonus to its four songwriters, valued at $20,000 per songwriter. Two of the songwriters are Joseph and Bernadette DiFrancesco, officers of the Company.

         The following is a summary of accrued administrative salary, accrued 10% founders royalty and payments made to Joey and Bernadette DiFrancesco, the officers of Raven Moon, for the year ended December 31, 2003:

              Beginning at December 31, 2002               $  186,383
              Accrued for administrative salary               510,105
              Accrued 10% founders royalty                    117,383
              Payments to Officers                           (562,175)
                                                           ----------
              Balance at December 31, 2003                 $  251,696
                                                           ==========

         By completing the spinoff of Raven Moon Home Video Products, LLC and the subsequent reclassification of net liabilities to discontinued operations, the Company retired its debt of $1,958,800 to the Raven Moon Home Video Products, LLC Class B Members on December 31, 2002. In addition, debt of the Company to Club House Video, Inc. for $783,197 was retired in exchange for the rights to manufacture, market and sell the first six video, CD and DVD products produced by the Company. The rights to future products purchased by the Club House Video, Inc. from the Company will approximate $300,000 per product plus 10% of the gross sales of the product.

                PROPOSALS OF STOCKHOLDERS FOR 2004 ANNUAL MEETING

         Any proposal of a stockholder intended to be presented at the Company's 2005 Annual Meeting of Stockholders must be received by the Secretary of the Company for inclusion in the Company's proxy, notice of meeting, and proxy statement relating to the 2005 Annual Meeting by December 31, 2004.


                           EXPENSES AND OTHER MATTERS

         We will pay the cost of preparing, assembling, and mailing this Proxy Statement and the material enclosed herewith. The Company has requested brokers, nominees, fiduciaries, and other custodians who hold shares of the Company's Common Stock in their names to solicit Proxies from their clients who own such shares, and the Company has agreed to reimburse them for their expenses in so doing.

         In addition to the use of the mails, certain officers, directors, and regular employees of the Company, at no additional compensation, may request a return of Proxies by personal interview or by telephone, telecopier, or telegraph.

         We do not intend to present any further items of business at the Annual Meeting and know of no such items that will or may be presented by others. If, however, any other matter properly comes before the meeting, the person named in the enclosed Proxy form will vote thereon in such manner as he/she may in his/her discretion determine.

         The following documents are incorporated by reference into this Proxy Statement from the Annual Report to Shareholders accompanying this Proxy
Statement:

         o Financial Statements of the Company for the fiscal year ended December 31, 2003.

         o Management's Discussion and Analysis of the financial condition and results of operations of the Company for the fiscal year ended December 31, 2003.

         A manually signed copy of the report of the Company's independent accountants has been filed as part of this Proxy Statement with the Securities and Exchange Commission.

            The Company will provide you, without charge upon written request, a copy of the Company's Annual Report on Form 10-KSB, including the financial statements and the financial statement schedules, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended for the fiscal year ended December 31, 2001. If you would like a copy of the Form 10-KSB, please write to Joseph DiFrancesco, President, 120 International Parkway, Suite 220 Heathrow, Florida 32746. A copy of any of the exhibits filed with the Form 10-K will be furnished to you upon your written request and upon receipt of payment of a reasonable fee to cover our reasonable expenses in furnishing you the exhibit.


                                            By Order of the Board of Directors,


                                            ------------------------------------
                                            Joseph DiFrancesco, President
Orlando, Florida
May 25, 2004

                  PLEASE DATE, SIGN, AND IMMEDIATELY RETURN THE
             ACCOMPANYING PROXY IN THE ENCLOSED, ADDRESSED ENVELOPE.

                             THE BOARD OF DIRECTORS

                                  -------------
                                  -------------
                                  -------------
                                  -------------
                                  -------------
                                  -------------
                                  -------------
                                  -------------

         Raven Moon Entertainment, Inc. knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as Raven Moon may recommend.


         It is important that your shares be represented at the meeting, regardless of the number of shares, which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope, which has been enclosed.


                                          THE BOARD OF DIRECTORS

Orlando, Florida

                                                                      APPENDIX A
                                      PROXY
                         RAVEN MOON ENTERTAINMENT, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of RAVEN MOON ENTERTAINMENT, INC., a Florida corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated June 1, 2004, and hereby appoints The Business Law Group as independent counters of proxies, with full power of substitution, to represent the undersigned and to vote as designated on the reverse side, all shares of Common Stock of RAVEN MOON ENTERTAINMENT, INC. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of RAVEN MOON ENTERTAINMENT, INC. to be held on August 12, 2004 at 10:00 a.m., EST, at Renaissance Orlando Resort, 6677 Sea Harbor Drive, Orlando, FL 32821-8092, and at any adjournment thereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXIES DEEM ADVISABLE.


SEE REVERSE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
   SIDE                                                                 SIDE

     Please mark
|X|  notes as in
     this example

  A vote FOR the following proposals is recommended by the Board of Directors.

1. Election of five Directors.

Nominees:   (01) Joseph DiFrancesco, (02) Bernadette DiFrancesco,
            (03) Robert J. McCarthy, (04) Larry Oakley, (05) Janet K. Battenburg


                    FOR                   WITHHELD
                    ALL      |_|   |_|    FROM ALL
                  NOMINEES                NOMINEES

                  [ ]

                        For all nominees except as noted above

2.  Proposal to approve amendment to Raven Moon       FOR     AGAINST    ABSTAIN
    Entertainment's Articles of Incorporation to      |_|       |_|        |_|
    increase the number of authorized common shares to 400,000,000 shares.


     MARK HERE            4.   In their discretion, the proxies are
|_|  FOR ADDRESS               authorized to vote upon such other business
     CHANGE AND                as may properly come before the meeting or any
     NOTE AT LEFT              adjournment thereof.

We hope you will be able to attend the meeting in person, and you are cordially invited to attend. If you expect to attend the meeting, please mark the box at right when you return your proxy.

Please sign exactly as your name appears on your stock certificate. If the stock is held by joint tenants or as community property, both should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should give their full titles.

Signature:                Date:         Signature:                Date:
          --------------       --------           --------------       ---------